FOR IMMEDIATE RELEASE

Media Contact: Stacey Corso

510.735.2667

scorso@ziprealty.com

ZipRealty Reports First Quarter 2014 Financial Results

•	Net revenues declined 12% year-over-year to $13.6 million with negative $1.9 million Adjusted EBITDA for the quarter.
•	$531 million in real estate sales volume closed across both ZipRealty and Powered by Zip platforms.
•	A 13% increase in ZipRealty agents and a 28% increase in PbZ agents at March 31, 2014 reflect the appeal of ongoing product and marketing innovations.

EMERYVILLE, Calif., May 5, 2014− ZipRealty, Inc. (http://www.ziprealty.com) (NASDAQ: ZIPR), a leading online technology-powered residential real estate brokerage firm and real estate marketing solutions provider, today announced financial results for its first quarter ended March 31, 2014.

First Quarter 2014

Net revenues were $13.6 million, a 12% decrease from $15.4 million in the first quarter last year. The Company’s net loss for the quarter was $2.9 million, or a net loss of $0.13 per share, compared to a net loss of $2.2 million, or a net loss of $0.10 per share, in the first quarter of 2013. Adjusted EBITDA for the quarter was negative $1.9 million, compared to negative $1.3 million in the first quarter of the prior year.

Lanny Baker, ZipRealty’s President and Chief Executive Officer, said, “ZipRealty’s first quarter 2014 financial results were better than we anticipated on both revenue and Adjusted EBITDA. We are now focused on returning to a growth mode later this year. Although the real estate markets we serve continue to be variable and transaction volumes have been lower year to date, we have grown our agent force by 13% since March 2013 and our new agents are beginning to contribute more meaningfully to our brokerage performance. During the first quarter, we also made progress to re-engineer our customer acquisition activities with an increased emphasis on highly-targeted SEM and enhanced SEO. Meanwhile, we achieved a major milestone in Powered by Zip, or PbZ, with the debut of our subscription-based platform product offering during the first quarter. We believe that these advances will contribute to improved financial performance in the quarters ahead.”

“Total revenues declined 12% year-to-year in the first quarter, and we took steps to contain operating expenses in the short-term, while continuing to make long-term investments in our products, marketing, and agent and client satisfaction,” continued Mr. Baker. “Within our brokerage business, we realized slightly higher gross margins relative to the prior year based on the composition of agents and transactions closed this year compared to the first quarter of 2013. New agent productivity improved significantly this quarter, as agents with less than 12 months of tenure at ZipRealty transacted 59% more deals than the group of similarly tenured agents in the first quarter of 2013.”

“In Powered by Zip, we reached a significant milestone with the launch of our first SaaS platform on April 28, 2014. The new SaaS-based PbZ platform product is configured to fully embrace our customers’ brands in an end-to-end user and agent experience while delivering the customer acquisition and conversion capabilities that differentiate our systems. The subscription fee pricing model associated with our platform offering marks a new direction for PbZ. In complement to the co-branded and success-based leads introduced previously, the platform model offers greater financial predictability for our customers and we expect that it will also reduce the working capital investment to be made by ZipRealty. We anticipate being able to scale PbZ more efficiently with the platform model, and are hopeful that brokerage customers will embrace the white label offering to achieve broader agent adoption and increased performance within their operations,” said Mr. Baker.

Company Developments

•	ZipRealty Mortgage Center: ZipRealty.com launched a new online marketplace that provides real-time, personalized mortgage quotes to prospective homebuyers as well as to existing home owners. Shoppers can compare expected mortgage rates and repayment amounts based on home criteria and credit score. The Mortgage Center offers direct access to a variety of lenders suited to diverse buyer needs, as well as a direct link to loan officers from one of ZipRealty’s preferred mortgage partners.

•	Mobile Zap CRM: ZipRealty continues to make improvements to its agent-facing technology platform, highlighted by the introduction of a fully mobile version of Zap, the company’s unique customer relationship management (CRM) product. Mobile Zap is seamlessly integrated with ZipRealty.com and ZipRealty’s consumer mobile apps to provide agents with real-time insights into their clients’ needs and to support more immediate communication between agents and new and existing customers. At the end of Q1, more than 90% of ZipRealty agents had logged into mobile Zap.

•	Consumer Mobile App: ZipRealty’s mobile app has four-star ratings on both iOS and Android platforms. In mid-March, the iOS version of the app was featured in the Find the Perfect Home app collection in the iTunes Store. At the end of Q1, there was a 65% increase in users requesting home visits on the Company’s mobile app and a 44% increase in home visit requests, compared to the first quarter of 2013, as well as a 19% increase in agents converting mobile leads into actual home visits. These are all-time high numbers.

•	Launch of New PbZ SaaS Product and Initial Clients: The Q Realty, Inc., Coldwell Banker Vanguard, Century 21 Premier Group and Prudential Utah Real Estate all signed on to receive the new PbZ SaaS solution, which provides third-party brokerages with a website, mobile website, mobile app and mobile-optimized CRM that are fully connected and client-branded. The PbZ platform also offers business and transaction management services, reports to help brokers optimize productivity and identify training opportunities, digital agent marketing designed to boost real estate sales, predictive lead scoring that provides actionable insights for real estate agents and a mobile CRM for agents to manage their business and respond to new leads on-the-go.

“We have been in the market for an end-to-end real estate solution for over a year, and couldn’t find any system as robust as Powered by Zip,” said John Kynor, owner and operator of The Q Realty. “PbZ knows exactly what real estate agents want because of its legacy as a brokerage. It makes sense that REALTORS are building technology for REALTORS.”

•	New PbZ Agents: In the first quarter of 2014, a total of 615 agents were signed on to PbZ, compared to 479 in the first quarter of 2013.

Balance Sheet & Liquidity

As of March 31, 2014, the Company had approximately $11.0 million of cash and cash equivalents, with no long-term debt, compared to $14.3 million as of December 31, 2013, and $11.0 million as of March 31, 2013.

Financial Outlook

Based on current information, the Company expects 2014 second quarter revenue to be in the range of $19.0 million to $20.0 million, compared to revenue of $21.7 million in the second quarter of 2013. Second quarter Adjusted EBITDA is expected to range from break-even to $0.5 million, compared to $1.1 million in the second quarter of 2013.

The Company’s outlook for the full year anticipates improved revenue growth comparisons versus those of the first half, leading to full year 2014 revenue even with that of 2013.

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), ZipRealty uses a non-GAAP measure it refers to as Adjusted EBITDA. The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that the Company does not consider reflective of its ongoing core operating performance, including litigation settlement charges associated with the Company`s former model for its agents, which has since been transitioned from an employee to an independent contractor model. This non-GAAP measure is provided to enhance the user’s overall understanding of ZipRealty’s current financial performance and its prospects for the future, particularly in comparison to the practices of other reasonably similar firms. ZipRealty believes this non-GAAP measure provides useful information to both management and investors by excluding certain items it believes are not reflective of its core operating results and thus presents a more meaningful basis for comparison between periods. Further, this non-GAAP measure presents key information the Company uses for planning, forecasting its future operations and as a measure for determining management compensation. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of this non-GAAP measure to the most comparable GAAP measure, net income (loss), is provided in the attached tables.

Conference Call Details

A conference call to report first quarter financial results will be webcast live on Monday, May 5, 2014 at 5:00pm Eastern Time on the investor relations section of ZipRealty’s website, www.ziprealty.com. Listeners may also access the call by dialing (866) 543-6403; passcode 35735684. The webcast will be available for replay through May 5, 2015.

About ZipRealty, Inc.

ZipRealty is a leading national real estate brokerage and provider of proprietary technology and comprehensive online marketing tools for the residential real estate brokerage industry. For home buyers and sellers who increasingly want control, choice and a seamless, customized service, ZipRealty offers Internet-enabled, state-of-the-art technology and complete access to accurate, timely information via its website and mobile applications, which real estate professionals can combine with their own local knowledge and personal expertise to offer an exceptional start-to-finish client experience. For real estate professionals who seek more productive ways to conduct business, ZipRealty provides technology and online marketing tools to enhance their online sales channel, including lead generation, conversion and service of their clients. ZipRealty’s technology and online marketing products serve its full-service, owned-and-operated residential real estate brokerage business in 19 markets nationwide, as well as its Powered by Zip network of leading third-party local brokerages in 21 markets.

Cautionary Language

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements regarding the Company’s expectations for future growth and profitability, the Company’s ability to continue to contain costs while investing in its products and technology, the Company’s ability to continue growth of its agent force and improve the productivity of agents in its owned and operated business, the Company’s ability to improve lead volume and lead acquisition costs through SEO and SEM improvements, the Company’s ability to increase the customer base for its Powered by Zip products including the SaaS platform product, to reduce working capital investment and scale Powered by Zip faster and more efficiently through its SaaS platform offering and the Company’s ability to continue to develop and improve its Powered by Zip products and to enable brokers to increase agent adoption of the Powered by Zip Platform and improve brokerage performance through use of the product, and statements under “Financial Outlook” concerning expected revenues and Adjusted EBITDA for the second quarter of 2014 and improving revenue growth across the remainder of the year leading to revenue even with that of 2013 for full year 2014. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include but are not limited to the Company’s history of losses and expectations concerning future losses, volatility in the real estate market, macroeconomic factors such as unemployment, tight credit, inventory levels, foreclosure processing delays and the impact of government programs, the Company’s ability to reverse market share declines, to build its new and unproven Powered by Zip network, to comply with often complex federal and state laws and regulations concerning its agent classification, compensation, termination and other business practices, to access capital to grow its business profitably, to remain an innovation leader in its industry, to access leads and MLS listings from third parties that it does not control, to adapt to changes in technologies and practices relating to the nature and use of information, to protect arrangements for diversifying its revenue stream, to attract agents with its atypical value proposition, and to manage the growth of technology and control systems, the impact of website advertising and lead generation services on the visit-to-transaction pathway of potential customers, the Company’s pursuit of revenue growth opportunities that may reduce its profit margins, seasonality, protecting the privacy of consumer information, systems security, interruptions, delays and failures, geographic concentration, the protection and defense of the Company’s intellectual property rights, the Company’s ability to successfully adapt to changes in the management team and key personnel, and other risk factors set forth in the Company’s Form 10-K for the year ended December 31, 2013. The forward-looking statements included in this release are made as of today’s date and, except as otherwise required by law, ZipRealty does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.

ZipRealty, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts and operating data)

	Three Months Ended March 31,
	2014	2013

Net revenues	$13,573	$15,392

Operating costs and expenses:
Cost of revenues	7,243	8,703
Product development (1)	2,073	1,847
Sales and marketing	5,063	5,026
General and administrative	2,049	1,835
Litigation settlement charges	31	78
Restructuring charges, net	-	57
Total operating costs and expenses	16,459	17,546

Loss from operations	(2,886)	(2,154)
Interest income	3	2
Loss before income taxes	(2,883)	(2,152)
Provision for income taxes	13	16

Net loss	$(2,896)	$(2,168)

Net loss per share:
Basic and diluted	$(0.13)	$(0.10)

Weighted average common shares outstanding:
Basic and diluted	21,656	20,735

(1)	Amortization of internal-use software and website development costs included in product development

Supplemental operating data (unaudited) (2)
Number of agents at beginning of period	1,745	1,540
Number of agents at end of period	1,777	1,576
Total value of real estate transactions closed during period (in millions)	$471.6	$533.7
Number of transactions closed during period (3)	1,730	2,083
Average net revenue per transaction during period (4)	$6,983	$6,715

(2)	Supplemental operating data includes owned-and-operated markets only.

(3)	The term "transaction" refers to each representation of a buyer or seller in a real estate purchase or sale.

(4)	Average net revenue per transaction equals net transaction revenues divided by number of transactions with respect to each period.

Reconciliation of non-GAAP Adjusted EBITDA to net loss (unaudited, in thousands)

The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that it does not consider reflective of its ongoing core operating performance. The Company presents Adjusted EBITDA because it believes it assists investors and analysts in comparing its core operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are reflective of its core operating performance.

	Three Months Ended March 31,
	2014	2013

Net loss	$(2,896)	$(2,168)
Add back:
Interest income	(3)	(2)
Provision for income taxes	13	16
Depreciation and amortization	572	478
Stock-based compensation expense	341	269
Restructuring charges, net	-	57
Litigation settlement charges	31	78
Non-GAAP Adjusted EBITDA	$(1,942)	$(1,272)

ZipRealty, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except per share amounts)

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$11,047	$14,311
Accounts receivable, net of allowance of $12 and $7, respectively	1,111	975
Prepaid expenses and other current assets	1,343	1,401
Total current assets	13,501	16,687
Restricted cash	210	210
Property and equipment, net	3,255	3,142
Other assets	137	145
Total assets	$17,103	$20,184

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,034	$1,100
Accrued expenses and other current liabilities	5,636	6,171
Accrued restructuring charges, current portion	31	44
Total current liabilities	6,701	7,315
Other long-term liabilities	548	586
Total liabilities	7,249	7,901

Stockholders' equity:
Common stock: $0.001 par value; 100,000 shares authorized: 25,312 and 25,263
shares issued and 21,684 and 21,647 outstanding, respectively	25	25
Additional paid-in capital	164,186	163,680
Accumulated deficit	(136,666)	(133,770)
Treasury stock, at cost: 3,628 and 3,615 shares, respectively	(17,691)	(17,652)
Total stockholders' equity	9,854	12,283

Total liabilities and stockholders' equity	$17,103	$20,184

ZipRealty, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three Months Ended March 31,
	2014	2013

Cash flows from operating activities:
Net loss	$(2,896)	$(2,168)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	572	478
Stock-based compensation expense	341	269
Provision for doubtful accounts	5	5
Changes in operating assets and liabilities:
Accounts receivable	(141)	151
Prepaid expenses and other current assets	58	147
Other assets	8	21
Accounts payable	(66)	(261)
Accrued expenses and other current liabilities	(535)	(56)
Accrued restructuring charges, current portion	(13)	(73)
Other long-term liabilities	(38)	(18)
Net cash used in operating activities	(2,705)	(1,505)

Cash flows from investing activities:
Purchases of property and equipment	(667)	(752)
Net cash used in investing activities	(667)	(752)

Cash flows from financing activities:
Proceeds from stock option exercises	147	303
Acquisition of treasury stock	(39)	-
Net cash provided by financing activities	108	303
Net decrease in cash and cash equivalents	(3,264)	(1,954)
Cash and cash equivalents at beginning of period	14,311	12,921
Cash and cash equivalents at end of period	$11,047	$10,967